Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002
Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 of the United States Code

The undersigned, being the Principal Executive Officer of Enbridge Energy Management, L.L.C. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 15, 2018	By: /s/ Mark A. Maki
Mark A. Maki President (Principal Executive Officer)